UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 28, 2008
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     2008 Cash Incentive Plan. On February 28, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Performance Food Group Company, a Tennessee corporation (the “Company”) approved the Performance Food Group Company 2008 Cash Incentive Plan (the “Cash Incentive Plan”) which is intended to provide incentives to members of management, including the Company’s named executive officers, in the form of cash incentive payments for achieving certain performance goals established by the Committee. The performance awards are based on achievement of established earnings per diluted share goals as well as other criteria specific to the individual for the 2008 fiscal year. Actual awards can range from zero to 120% of a participant’s base salary with the following maximum percentages established for the following executive officers that were identified as the Company’s named executive officers in the proxy statement mailed to the Company’s shareholders in connection with the 2007 annual meeting of shareholders (the “named executive officers”):

Name	Percentage Target
Steven L. Spinner	120%
John D. Austin	100%
Thomas Hoffman	75%
Joseph J. Paterak, Jr.	75%
Charlotte L. Perkins	75%
     In addition, the Cash Incentive Plan provides for the possibility of cash incentive payments for performance over a performance period that is longer than the 2007 fiscal year. On February 28, 2008, the Committee established performance goals for the two-year period ending January 2, 2010. The performance awards for the two-year period ending January 2, 2010 are based on achievement of established earnings per diluted share goals as well as other criteria specific to the individual for the two-year period ending January 2, 2010. Actual awards for the two-year period will range from zero to an additional 35% of a participant’s base salary with the following targeted percentages established for the following named executive officers:

Name	Percentage Target
Steven L. Spinner	25%
John D. Austin	25%
Thomas Hoffman	25%
Joseph J. Paterak, Jr.	25%
Charlotte L. Perkins	25%
     Robert C. Sledd, the Company’s Chairman of the Board is not eligible to receive payments for either the one- or two-year performance periods. The Committee will administer and make all determinations under the Cash Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

     2008 Base Salaries. On February 28, 2008, the Committee approved the following base salaries for the named executive officers effective immediately, which base salaries reflect a 4% increase over the named executive officer’s prior base salary:

		2008
Name	Title	Base Salary
Steven L. Spinner	President and Chief Executive Officer	$681,200
John D. Austin	Senior Vice President and Chief Financial Officer	367,120
Thomas Hoffman	Senior Vice President, President and Chief Executive Officer — Customized Division	374,400
Joseph Paterak	Senior Vice President of Broadline Operations	314,080
Charlotte Perkins	Chief Human Resources Officer	280,800
     There was no change to Mr. Sledd’s current base salary of $125,000 per year.
     Cash Incentive Plan Payouts. On February 28, 2008, the Committee approved the payment of the following cash incentive payments to the named executive officers for performance for the one and two-year period ended December 29, 2007:

	One-Year Ended	Two-Years Ended
Name	December 29, 2007	December 29, 2007
Steven L. Spinner	$582,940.78	$98,238.26
John D. Austin	304,628.00	65,728.13
Thomas Hoffman	254,650.00	99,602.81
Joseph J. Paterak, Jr.	176,773.29	17,645.33
Charlotte Perkins	161,446.00	54,451.94
     These payments were made pursuant to the terms of the Company’s 2006 Cash Incentive Plan and 2007 Cash Incentive Plan. Mr. Sledd did not receive any cash incentive payments for the one- or two-year period ended December 29, 2007.
     Transaction-based Bonus. On February 28, 2008, the Committee approved the payment of the following cash bonus to the following named executive officers in recognition of each employee’s services provided in connection with the negotiation of the Agreement and Plan of Merger dated as of January 18, 2008, by and among the Company, VISTAR Corporation and Panda Acquisition, Inc., and consummation of the merger contemplated thereby, including assisting VISTAR Corporation’s efforts related to financing the transaction:

Name	Bonus Amount
Steven L. Spinner	$315,000
John D. Austin	185,000
Charlotte Perkins	100,000

     Supplemental Executive Retirement Plan. On February 28, 2008, the Committee approved the following contributions to the named executive officers’ accounts under the Company’s Supplemental Executive Retirement Plan:

Name	SERP Contribution Amount
Steven Spinner	$88,400.65
John D. Austin	47,176.41
Thomas Hoffman	43,977.89
Joseph J. Paterak, Jr.	34,410.24
Charlotte Perkins	30,997.66
     Mr. Sledd voluntarily elected not to participate in the Company’s Supplemental Executive Retirement Plan.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

10.1	Performance Food Group Company 2008 Cash Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
	By:	/s/ John D. Austin
		Name:	John D. Austin
Date: March 5, 2008		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Performance Food Group Company 2008 Cash Incentive Plan